Investor Presentation Fourth Quarter 2022 January 26, 2023 Ronald J. Nicolas, Jr. Sr. EVP & Chief Financial Officer rnicolas@ppbi.com 949-864-8000 Steve Gardner Chairman, Chief Executive Officer, & President sgardner@ppbi.com 949-864-8000

2© 2023 Pacific Premier Bancorp, Inc. | All rights reserved FORWARD LOOKING STATEMENTS AND WHERE TO FIND MORE INFORMATION Forward Looking Statements This investor presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Pacific Premier Bancorp, Inc. (“PPBI” or the “Company”), including its wholly-owned subsidiary Pacific Premier Bank (“Pacific Premier” or the “Bank”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on PPBI’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation, capital management, tax rates and acquisitions we have made or may make. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect PPBI’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, our ability to attract and retain deposits and access to other sources of liquidity, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market and monetary fluctuations; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the impact of changes in financial services policies, laws and regulations, including those concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; the effectiveness of our risk management framework and quantitative models; changes in the level of our nonperforming assets and charge-offs; risks and uncertainties related to our adoption of the SOFR family of interest rates to replace LIBOR; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the CECL model, which has changed how we estimate credit losses and may further increase the required level of our allowance for credit losses in future periods; possible credit related impairments of securities held by us; possible impairment charges to goodwill, including any impairment that may result from increasing volatility in our stock price; the impact of governmental efforts to restructure the U.S. financial regulatory system, including any amendments to the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in consumer spending, borrowing and savings habits; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; the possibility that we may reduce or discontinue the payments of dividends on our common stock; the possibility that we may discontinue, reduce or limit repurchases of common stock; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, including the war between Russia and Ukraine, which could impact business and economic conditions in the United States and abroad; public health crises and pandemics, including the COVID-19 pandemic, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; climate change, including regulatory, compliance and credit and reputational risks; cybersecurity threats and the cost of defending against them, including compliance costs; natural disasters, earthquakes, fires and severe weather; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's 2021 Annual Report on Form 10-K and other filings filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Non-U.S. GAAP Financial Measures This presentation contains non-U.S. GAAP financial measures. For purposes of Regulation G promulgated by the SEC, a non-U.S. GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts or is subject to adjustments that have the effect of excluding amounts that are included in the most directly comparable measure calculated and presented in accordance with U.S. GAAP in the statement of income, statement of financial condition or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented in this regard. U.S. GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, PPBI has provided reconciliations within this presentation, as necessary, of the non-U.S GAAP financial measures to the most directly comparable U.S. GAAP financial measures. For more details on PPBI’s non-U.S. GAAP measures, refer to the Appendix in this presentation.

3© 2023 Pacific Premier Bancorp, Inc. | All rights reserved PRESENTATION CONTENTS Corporate Overview 4 Fourth Quarter Performance Highlights 6 PPBI Strategy & Technology Overview 11 Balance Sheet Highlights 14 Asset Quality & Credit Risk Management 21 Culture and Governance 32 Appendix: Non-GAAP Reconciliation 37

PPBI Corporate Overview

5© 2023 Pacific Premier Bancorp, Inc. | All rights reserved Balance Sheet and Capital Ratios(2) Profitability and Credit Quality(2) Assets $21.7 billion ROAA 1.36% Loans HFI $14.7 billion PPNR ROAA(3) 1.89% TCE / TA(3) 8.88% Efficiency Ratio(3) 47.4% Tier 1 Capital Ratio 12.99% NPA / Assets 0.14% Total Capital Ratio 15.53% ACL / Loans 1.33% Premier commercial bank in key metropolitan areas throughout the Western U.S. 1. Market data as of January 25, 2023 2. As of December 31, 2022 or for the three months ended December 31, 2022, excludes the basis adjustment associated with the application of hedge accounting on certain loans 3. Please refer to non-U.S. GAAP reconciliation in the appendix 4Q22 Financial Highlights PACIFIC PREMIER BANCORP, INC. Corporate Overview & Market Data Branch Network 59 Full Service Branch Locations Market Capitalization(1) $2.9 Billion Dividend Yield(1) 4.36% P/TBV(1) 1.62x Pacific Premier Footprint 10 1 Arizona Phoenix (1) Tucson (2) 3 Nevada Las Vegas (1) 1 Southern California Los Angeles-Orange (21) San Diego (5) Riverside-San Bernardino (9) 35 Central Coast California San Luis Obispo (7) Santa Barbara (2) 9 Pacific Northwest Seattle MSA (9) Other Washington (1) Portland MSA (1)

Fourth Quarter Performance Highlights

7© 2023 Pacific Premier Bancorp, Inc. | All rights reserved Q4 2022 RESULTS 1. Please refer to non-U.S. GAAP reconciliation in the appendix 2. Including fair value net discount on acquired loans 3. Excludes the basis adjustment associated with the application of hedge accounting on certain loans Operating Results • Net income of $73.7 million, or $0.77 per diluted share • ROAA of 1.36% and ROATCE of 16.99%(1) • Pre-provision net revenue (“PPNR”) of $102.7 million and PPNR ROAA of 1.89%(1) • Net interest margin of 3.61%; core net interest margin of 3.38%(1) • Efficiency ratio of 47.4%(1) and noninterest expense of $99.2 million Loans • Loan portfolio of $14.7 billion(3), slight decrease reflects strategic pricing and credit actions • Quarterly loan production of $239.8 million • 4Q 2022 weighted average interest rate on new loan commitments increased to 6.34% from 5.55% in 3Q 2022 • Loan / deposit ratio of 84.6%, compared to 84.0% in Q3 2022 Deposits • Core deposits of $14.8 billion, core deposits equaled 85.6% of total deposits • Non-interest bearing deposits represent 36.3% of total deposits • Average cost of core deposits remained low at 0.31%(1) Capital • Declared quarterly dividend of $0.33 per share • Tangible common equity to tangible assets increased to 8.88%(1) and total capital ratio increased to 15.53% • Tangible book value per share increased $0.70 to $19.38(1) Asset Quality • Delinquent loans were 0.30% of total loans held for investment • Nonperforming assets were 0.14% of total assets • Net charge-offs of $3.8 million compared to $1.1 million in 3Q 2022 • ACL for LHFI of $195.7 million, or 1.33% of loans; total loss absorption capacity equals 1.70% of loans(2)

8© 2023 Pacific Premier Bancorp, Inc. | All rights reserved $67.3 $87.0 $120.7 $172.7 $278.6 $423.7 $482.5 $645.5 $770.2 $785.9 64.7% 61.3% 55.9% 53.6% 51.0% 51.6% 50.8% 49.8% 48.4% 48.8% 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Total Revenue Efficiency Ratio Pre-Provision Net Revenue(1)Revenue and Efficiency Ratio(1) CORE EARNINGS AND EFFICIENCY Note: All dollars in millions 1. Excludes merger-related expenses. Please refer to non-U.S. GAAP reconciliation in the appendix Strong capital generation from pre-provision net revenue and operating efficiencies • Compound annual growth rate for total revenue of 31% and pre-provision net revenue of 37%(1) • Efficiency ratio improved from 64.7% to 48.8%(1), highlighting the benefits of scale and expense management $23.4 $33.6 $52.2 $79.0 $131.7 $192.3 $224.1 $313.5 $389.9 $389.2 1.62% 1.84% 1.99% 2.19% 2.16% 1.96% 1.94% 1.86% 1.90% 1.81% 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Pre-Provision Net Revenue PPNR / Average Assets

9© 2023 Pacific Premier Bancorp, Inc. | All rights reserved PEER COMPARISON PPNR ROAA(2)(3) Pacific Premier has consistently outperformed regional bank peers(1) Net Interest Margin Efficiency Ratio(3) Nonperforming Assets to Total Assets 1. Peer group consists of KBW Regional Banking Index constituents (KRX) 2. Pre-provision net revenue exclusive of merger-related expenses 3. Please refer to the non-U.S. GAAP information in the appendix 0.18% 0.04% 0.04% 0.04% 0.08% 0.15% 0.15% 0.14% 0.72% 0.72% 0.57% 0.44% 0.45% 0.47% 0.22% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y 2022Y PPBI KRX Median 55.9% 53.6% 51.0% 51.6% 50.8% 49.8% 48.4% 48.8% 58.2% 59.2% 56.2% 56.2% 55.6% 56.5% 56.8% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y 2022Y PPBI KRX Median 4.25% 4.48% 4.43% 4.44% 4.33% 3.74% 3.51% 3.53% 3.38% 3.35% 3.49% 3.64% 3.47% 3.03% 2.90% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y 2022Y PPBI KRX Median 1.99% 2.19% 2.16% 1.96% 1.94% 1.86% 1.90% 1.81% 1.57% 1.47% 1.61% 1.78% 1.67% 1.43% 1.56% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y 2022Y PPBI KRX Median

10© 2023 Pacific Premier Bancorp, Inc. | All rights reserved 5.00% 7.00% 8.50% 10.50% 10.12% 12.36% 12.36% 14.83% 10.29% 12.99% 12.99% 15.53% Tier 1 Leverage Ratio CET1 Ratio Tier 1 Ratio TRBC Ratio Well-Capitalized Req. 3Q22 4Q22 STRONG CAPITAL POSITION Consolidated PPBI Capital Ratios • Strong internal capital generation, declared $0.33 per share dividend in 4Q22 • Meaningful growth in 4Q22 and exceed well-capitalized regulatory requirements 1. Please refer to non-U.S. GAAP reconciliation in the appendix 2. Regulatory standards for “well-capitalized” threshold calculated under Basel III capital rules inclusive of the required conservation buffer Consolidated PPBI Pacific Premier Bank Leverage Ratio 10.29% 10.12% 5.00% Common Equity Tier 1 Ratio (CET1) 12.99% 12.36% 7.00% Tier 1 Ratio 12.99% 12.36% 8.50% Total Capital Ratio 15.53% 14.83% 10.50% Tangible Common Equity Ratio(1) 8.88% 8.59% N/A Leverage Ratio 11.80% 11.64% 5.00% Common Equity Tier 1 Ratio (CET1) 14.89% 14.23% 7.00% Tier 1 Ratio 14.89% 14.23% 8.50% Total Capital Ratio 15.74% 15.05% 10.50% Q4 2022 Q3 2022 Threshold (2)

Strategy and Technology Overview

12© 2023 Pacific Premier Bancorp, Inc. | All rights reserved PREMIER 360™ Total client transparency throughout the organization using proprietary Salesforce™ enabled platform ™ Client and Data Management Highly customized solution designed to enhance the client experience, maximize banking relationships, optimize business development and accelerate new client acquisition Workflow Management Automated workflows centered around the client, allowing Pacific Premier to be highly efficient and maximize resource capacity Call Center Management Using the combination of top tier call center technology and Premier 360™, provides employees the right tools to deliver best-in-class services Digital Marketing Management Marketing automation that sends electronic communications to prospective and existing clients on behalf of Pacific Premier ™

13© 2023 Pacific Premier Bancorp, Inc. | All rights reserved CLIENT ACQUISITION - PREMIER 360™ New Client Acquisition Onboarding Clients Premier360™ Reporting  Premier360™ is the central database of all potential banking clients and referral sources  Each relationship manager owns a targeted number of prospects and referral sources which they call regularly  Marketing campaigns are customized, targeted and delivered digitally to prospective clients enabling better call penetration  All client onboarding starts and finishes through Premier360™ – universal client view as every business unit has visibility of each prospective and existing client  Each potential banking relationship is customized to the current and future banking needs of the client  Clients have a dedicated relationship manager that owns the relationship  All potential client and referral source calls and appointments are tracked with activity reports in Premier360™  All business units have access to onboarding pipeline to track progress to ensure client expectations are met  All existing client calls and appointments are tracked in Premier360™ to foster stronger relationships

PPBI Balance Sheet Highlights

DIVERSIFIED LOAN PORTFOLIO

Loans Outstanding by Type and Weighted Average Rate[1]

	As of December 31, 2022		
	Balance	% of Total	Weighted Average Rate[1]
Investor real estate secured			
CRE non-owner occupied	$ 2,660,321	18.1 %	4.51%
Multifamily	6,112,026	41.6	3.86%
Construction and land	399,034	2.7	8.24%
SBA secured by real estate[2]	42,135	0.3	7.61%
Total investor real estate secured	9,213,516	62.7	4.25%
Business real estate secured			
CRE owner-occupied	2,432,163	16.6	4.22%
Franchise real estate secured	378,057	2.6	4.75%
SBA secured by real estate[3]	61,368	0.4	7.45%
Total business real estate secured	2,871,588	19.6	4.36%
Commercial loans			
Commercial and industrial	2,160,948	14.7	6.32%
Franchise non-real estate secured	404,791	2.8	4.91%
SBA non-real estate secured	11,100	0.1	7.83%
Total commercial	2,576,839	17.6	6.11%
Retail Loans			
Single family residential	72,997	0.5	5.51%
Consumer	3,284	0.0	6.29%
Total retail loans	76,281	0.5	5.53%
Total loans held for investment	**$ 14,738,224**	**100.4 %**	**4.61%**
Basis adjustment associated with fair value hedge	(61,926)	(0.4)	
Total loans held for investment	**$ 14,676,298**	**100.0 %**	

New Commitments and Prepay / Payoff Trends[4]



New Commitments
Amort. / Payoff / Prepay
New Commitments Rate
$1,479
$935
3.55%
4Q21
$1,462
$787
3.55%
1Q22
$1,504
$937
4.11%
2Q22
$789
$569
5.55%
3Q22
$240
$481
6.34%
4Q22

December 31, 2022 Loan Repricing Structure[5]



Hybrid Adjustable 47%
Fixed 23%
Variable 22%
Fixed with Variable Swap 8%

Note: All dollars in thousands, unless noted otherwise
Note: SBA loans are unguaranteed portion and represent approximately 25% of principal balance for the respective borrower
1. As of December 31, 2022 and excludes the impact of fees, discounts and premiums
2. SBA loans that are collateralized by hotel real property
3. SBA loans that are collateralized by real property other than hotel real property
4. Dollars in millions, Payoff & Prepayment includes prepayments, maturities and normal amortization.
5. As of December 31, 2022, and includes $1.2 billion of variable swaps on fixed rate loans

© 2023 Pacific Premier Bancorp, Inc. | All rights reserved

15

DIVERSIFIED LOAN PORTFOLIO (CONT'D)

Loans Outstanding by Type[1]



Multifamily
41%
$14.7
Billion
Commercial
Real Estate
21%
Commercial and
Business
37%
Consumer
1%

Business centric loan portfolio

- High quality loan portfolio reflects deep and long-tenured client relationships
- Commercial loans with diverse set of industries across Western U.S.
- Fourth quarter new loan commitments of $240 million as weighted average rate on new commitments increased 79 bps to 6.34% from 5.55% in 3Q22
- 4Q22 C&I line of credit average utilization rate decreased slightly to 39.6%.

Commercial & Business Loans by Industry[2]



Arts, Entertainment, and Recreation, 2%
Accommodation and Food Services, 18%
All Other, 21%
Real Estate and Rental and Leasing, 6%
Construction, 11%
Professional, Scientific, & Technical Services, 3%
Public Administration, 4%
Retail Trade, 1%
Manufacturing, 7%
Wholesale Trade, 5%
Health Care and Social Assistance, 7%
Finance and Insurance, 7%
Other Services (except Public Administration), 8%

C&I Loan Utilization Rates and Commitments[3]



$2,928
$3,027
$3,078
$3,031
$2,933
35.2%
39.5%
41.6%
40.4%
39.6%
4Q21
1Q22
2Q22
3Q22
4Q22
C&I LOC Commitments
LOC Utilization Rate

1. As of December 31, 2022 excludes the basis adjustment associated with the application of hedge accounting on certain loans
2. Commercial and business loans, distribution by North American Industry Classification (NAICS)
3. Reflects average utilization rate

© 2023 Pacific Premier Bancorp, Inc. | All rights reserved

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17© 2023 Pacific Premier Bancorp, Inc. | All rights reserved Muni Bonds 29% MBS 26% CMO 19% Treasurys 1% Agency 11% Corp & Bank Notes 14% Other 0% SECURITIES PORTFOLIO Investment Securities as of December 31, 2022 Securities Valuation as of December 31, 2022 Highly-rated securities portfolio • Investment securities totaled $4.0 billion, or 18.4% of total assets as of December 31, 2022 • Favorable incremental quarterly AOCI impact, with unrealized loss position of $303.7 million at December 31, 2022 for AFS portfolio • Q4 2022 average yield of 2.35%(1) • AFS portfolio effective duration of 3.1 years $4.0 Billion 4Q22 Securities Mix 4Q22 AFS Duration HTM 35% AFS 65% ($ in millions) Carrying Value Fair Value Unrealized Loss AFS $2,904.7 $2,601.0 ($303.7) HTM $1,388.1 $1,097.1 ($291.1) Total $4,292.9 $3,698.1 ($594.8) 1. For AFS and HTM securities, excludes FRB Stock and FHLB stock <1 Yr 32% 1-3 Yrs 19% 3-5 Yrs 24% >5 Yrs 25%

HIGH QUALITY DEPOSIT FRANCHISE

Total Deposits of $17.4 billion as of December 31, 2022

(dollars in thousands)	Balance[1]	% of Total	Avg. Cost of Deposits[2]	Spot Cost of Deposits
Noninterest-bearing demand	$ 6,306,825	36%	0.00%	0.00%
Interest-bearing demand	3,119,850	18%	0.45%	0.63%
Money market / savings	5,422,577	31%	0.60%	0.83%
Total core deposits	14,849,252	86%	0.31%	0.43%
Retail certificates of deposit	1,086,423	6%	1.60%	2.23%
Brokered money market	30	0%	0.00%	0.05%
Wholesale/brokered certificates of depo	1,416,696	8%	3.08%	3.48%
Total non-core deposits	2,503,149	14%	2.44%	2.95%
Total deposits	**$ 17,352,401**	**100%**	**0.58%**	**0.79%**

Relationship-based core deposits

- Low-cost core deposit mix reflects our relationship-based business model
- Core deposits comprise 86% of total deposits - average core deposit costs of 0.31%
- 4Q22 total deposit costs of 0.58% reflecting growth of brokered and retail CDs
- Commercial escrow and exchange deposits decreased $397 million linked-quarter and ended 4Q22 at $634 million

2022 Quarterly Average Cost of Total Deposits Trend Relative to Fed Funds Rate

- **Total Deposits = 18% Period-end Beta 4Q21-4Q22**



0.07
0.33
1.58
3.08
4.33
0.04
0.04
0.06
0.22
0.58
4Q21
1Q22
2Q22
3Q22
4Q22
Federal Funds Rate
Cost of Total Deposits

4Q22 Deposit Mix



Retail CDs, 6%
Brokered Deposits, 8%
Non-interest Bearing Deposits, 36%
Cost of core deposits: 0.31%
Interest-bearing Core Deposits, 49%

1. As of December 31, 2022
2. Quarterly average cost
3. Please refer to the non-U.S. GAAP information in the appendix

© 2023 Pacific Premier Bancorp, Inc. | All rights reserved

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19© 2023 Pacific Premier Bancorp, Inc. | All rights reserved Source: S&P Global Market Intelligence; Note: Financial data as of September 30, 2022; Deposit data as of June 30, 2022 1. Ranking includes banks headquartered in CA, OR and WA with less than $100 billion in assets, and measures total deposits in these states; Pro forma for pending acquisitions DEPOSIT MARKET SHARE (1) Other office locations: HOA Addison, TX Trust Denver, CO Franchise Woodcliff Lake, NJ Commercially-focused institution with diversified business lines

20© 2023 Pacific Premier Bancorp, Inc. | All rights reserved NET INTEREST MARGIN 1. Please refer to non-U.S. GAAP reconciliation in appendix. Core net interest margin and core loan yield exclude accretion, gain (loss) on interest rate contract in fair value hedging relationships from net interest income, and other one-time adjustments. Cost of core deposits excludes interest expense for certificates of deposit and brokered deposits. Reported and Core Net Interest Margin 4Q NIM unchanged compared to prior quarter, with benefit from swap income and higher asset yields offset by higher cost of funds and lower accretion and fees Loan Yields Cost of Funds and Cost of Deposits Factors Affecting Net Interest Margin Increase Decrease (1) (1) 3.53% 3.41% 3.49% 3.61% 3.61% 3.38% 3.33% 3.33% 3.44% 3.38% Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Reported Net Interest Margin Core Net Interest Margin 4.46% 4.25% 4.42% 4.61% 4.94% 4.25% 4.14% 4.21% 4.40% 4.64% Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Reported Loan Yield Core Loan Yield 0.04% 0.04% 0.06% 0.22% 0.58%0.14% 0.15% 0.22% 0.38% 0.77% Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Cost of Deposits Cost of Funds

Asset Quality & Credit Risk Management

LOAN PORTFOLIO & CECL

CECL model update

- Reserves reflect changes in asset quality offset by change in loan balances and portfolio composition

Allowance for Credit Losses by Loan Type

(dollars in thousands)	12/31/2022 ACL Balance	12/31/2022 % of Loans HFI
Investor loans secured by real estate		
CRE non-owner occupied	$ 33,692	1.27%
Multifamily	56,334	0.92%
Construction and land	7,114	1.78%
SBA secured by real estate[(1)]	2,592	6.15%
Business loans secured by real estate		
CRE owner-occupied	32,340	1.33%
Franchise real estate secured	7,019	1.86%
SBA secured by real estate[(2)]	4,348	7.09%
Commercial loans		
Commercial and industrial	35,169	1.63%
Franchise non-real estate secured	16,029	3.96%
SBA non-real estate secured	441	3.97%
Retail loans		
Single family residential	352	0.48%
Consumer loans	221	6.73%
ACL for Loans HFI	**$ 195,651**	**1.33%**

ACL for LHFI + Fair Value Mark

(dollars in thousands)	Balance	% of Total Loans Held for Investment
ACL for LHFI	$ 195,651	1.33%
Plus: Fair Value Mark on Acquired Loans[(3)]	54,795	0.37%
Total ACL & Fair Value Mark[(3)]	**$ 250,446**	**1.70%**

Combined Loss Absorption Capacity

ACL for LHFI Change Attributions ($ in millions)



$195.5
$(1.1)
$1.7
$6.8
$(7.3)
$195.7
ACL for LHFI Balance 9/30
Economic Forecast and Key Variables
Qualitative Factor
Asset Quality
Loan Growth & Composition
ACL for LHFI Balance 12/31
Increase
Decrease

1. SBA loans that are collateralized by hotel real property
2. SBA loans that are collateralized by real property other than hotel real property
3. Adds back the FV discount to the loans held for investment

© 2023 Pacific Premier Bancorp, Inc. | All rights reserved

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23© 2023 Pacific Premier Bancorp, Inc. | All rights reserved ASSET QUALITY TRENDS Nonperforming Assets (% of Total Assets) Past Due Loans (% of LHFI) Classified Loans (% of Total Loans) Net Charge-offs (Recoveries) (% of Average Loans) Asset quality remains strong reflecting disciplined credit risk management Note: Dollars in millions $19.5 $43.7 $36.3 $41.3 $43.30.14% 0.30% 0.24% 0.28% 0.30% 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Past Due Loans PD Loans / Loans HFI $31.3 $55.3 $44.4 $60.5 $30.9 0.15% 0.26% 0.20% 0.28% 0.14% 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Nonperforming Assets NPAs / Assets $121.8 $122.5 $106.2 $110.1 $149.3 0.85% 0.83% 0.71% 0.74% 1.02% 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Classified Loans Classified Loans / Loans HFI -$1.0 $0.4 $5.2 $1.1 $3.8 -0.01% 0.00% 0.04% 0.01% 0.03% 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Net Charge-offs (Recoveries) NCOs / Avg Loans

24© 2023 Pacific Premier Bancorp, Inc. | All rights reserved 0.14% 4.21% Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 PPBI Peer Median PDNB Failed- Bank Acquisition 4/27/12 CREDIT RISK MANAGEMENT Credit quality has historically outperformed peers throughout varying cycles Nonperforming Assets to Total Assets Comparison CNB Failed- Bank Acquisition 2/11/11 Note: Peer group consists of Western region banks and thrifts with total assets between $5 billion and $69 billion as of September 30, 2022

25© 2023 Pacific Premier Bancorp, Inc. | All rights reserved Note: Prior to 2020, CRE Concentration Ratio defined as (Non-owner Occupied CRE + Construction + Multifamily) / Total Risk-based Capital 1. CRE Concentration Ratio in 2020 and after defined as (Non-owner Occupied CRE + Construction + Multifamily) / (Tier 1 Capital + ACL attributable to loans) CRE Concentration Ratio(1) Decreased Managed Growth Grandpoint Acquisition Experience in managing CRE concentrations through multiple cycles • CRE concentrations are well-managed across the organization and stress-tested semiannually • 67% of loans included in CRE concentration at December 31, 2022 are multifamily loans with historically strong performance Opus Acquisition CRE TO CAPITAL CONCENTRATION RATIO 627% 499% 415% 372% 310% 349% 376% 275% 356% 285% 385% 346% 0% 100% 200% 300% 400% 500% 600% 700% 800% Construction CRE NOO Multifamily

Selected Loan Metrics Fourth Quarter 2022 As of December 31, 2022

27© 2023 Pacific Premier Bancorp, Inc. | All rights reserved BUSINESS REAL ESTATE SECURED: CRE OWNER OCCUPIED By Industry(1) By Geography (2) • Business loans secured by owner occupied commercial real estate • Properties located in job centers, with emphasis on metro markets and supporting suburbs, primarily in California and Western states • Relationship borrowers who are core banking clients of PPBI • Repayment based on operating cash flows of the business • Disciplined underwriting based on actual results, not projections • Diversified by industry and geography Portfolio Characteristics – CRE Owner Occupied Loan Balance Outstanding (1) $2.4 billion Number of Loans 1,544 Average Loan Size $1.6 million Loan-to-Value (Weighted Average) 53% Seasoning (Weighted Average) 40 months 1 Distribution by North American Industry Classification System (NAICS) 2. Based on state of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county. Portfolio Fundamentals (1) Excludes SBA and Franchise loans

28© 2023 Pacific Premier Bancorp, Inc. | All rights reserved COMMERCIAL AND INDUSTRIAL By Industry(1) • Lending focused on small and middle market businesses • Diversified by industry and geography • 86% of borrowers have a deposit relationship • Repayment based on operating cash flows of the business • Disciplined underwriting based on actual results, not projections • Limited exposure to syndicated or leveraged loans Portfolio Characteristics – Commercial and Industrial Loan Balance Outstanding (1) $2.2 billion Number of Loans 5,244 Average Loan Size $412,000 Number of Relationships 3,731 Average Relationship Size (2) $1.1 million Portfolio Fundamentals (1) Excludes SBA and Franchise loans (2) Based on commitment 1 Distribution by North American Industry Classification System (NAICS) 2. Based on state of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county. By Geography (2)

29© 2023 Pacific Premier Bancorp, Inc. | All rights reserved INVESTOR REAL ESTATE SECURED: MULTIFAMILY Portfolio Characteristics – Multifamily Loan Balance Outstanding $6.1 billion Number of Loans 2,548 Average Loan Size $2.4 million Loan-to-Value (Weighted Average) 59% DSCR (Weighted Average)* 1.62x Seasoning (Weighted Average) 31 months Geographic Distribution • Loans to seasoned owners of multifamily properties with significant operating experience • Core competency for PPBI, an asset class which performed well for the bank during the Great Recession of 2008 • Disciplined underwriting uses the lesser of actual or market rents and market vacancy, not projections or positive market rent trends • Loans are typically guaranteed by principals or entities with significant net worth and liquidity • Limited non-recourse lending reflects seasoned stabilized properties with modest leverage and strong operating results • 67% of multifamily loans are secured by real estate in California Portfolio Fundamentals *DSCR is computed using the most recent NOI provided and annualized payment amount

30© 2023 Pacific Premier Bancorp, Inc. | All rights reserved INVESTOR REAL ESTATE SECURED: CRE NON-OWNER OCCUPIED By Property Type By Geography (1) • Core competency for PPBI, an asset class which performed well for the bank during the Great Recession of 2008 • Seasoned owners and managers of income properties • Secured by stabilized properties with recurring cash flows • Strong underwriting standards with minimum DSCR of 1.25x and maximum loan-to-value of 75%, majority with personal guarantees • Global cash flow and global DSCR for the majority of our exposure • Disciplined underwriting uses the lesser of actual or market rents and market vacancy, not projections or pro formas • 80% of loans are to borrowers who maintain a deposit relationship Portfolio Characteristics – CRE Non-Owner Occupied Loan Balance Outstanding(1) $2.7 billion Number of Loans 1,346 Average Loan Size $2.0 million Loan-to-Value (Weighted Average) 50% DSCR (Weighted Average)(2) 1.90x Seasoning (Weighted Average) 49 months 1. Based on state of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county. Portfolio Fundamentals (1) Excludes SBA loans (2) DSCR is computed using the most recent NOI provided and annualized payment amount

31© 2023 Pacific Premier Bancorp, Inc. | All rights reserved FRANCHISE LOANS Portfolio Fundamentals • 93% of Franchise portfolio are Quick Service Restaurant (“QSR”) brands and fast food with national scale with the resources to innovate and command market share • Well diversified by brand, guarantors, geography and collateral type (CRE and C&I) • 100% of the QSR franchise concepts in our portfolio profile have drive-thru, takeout and/or delivery capabilities, with this component expected to remain higher than pre- pandemic levels and thus bring added strength to our portfolio • Borrowers have over 22 years of operating experience on average, and each borrower operates over 20 store locations on average • Principals provide personal guarantees and all related loans are cross collateralized and cross defaulted • Highly disciplined approach, maintain well-defined market niche with minimal exceptions 1 Other category includes 17 different concepts, none of which is more than 3% 2. Based on state of primary real property collateral if available, otherwise borrower address. Other category includes 29 different states, none of which is more than 3%. By Franchise Concept(1) By Geography (2) Portfolio Characteristics – Franchise Loans Loan Balance Outstanding $782.8 million % of Loans Secured by Real Estate Collateral 48% Number of Relationships 172 Average Relationship Size (1) $4.6 million Average Length of Relationship 55 months Number of Loans 686 Average Loan Size $1.1 million FCCR (2) (Weighted Average) 1.73x Franchise portfolio consists of loans to QSRs, a well defined segment with a history of resiliency in a recessionary environment (1) Based on commitment (2) Fixed Charge Coverage Ratio includes certain fixed expenses in the denominator and is a more conservative measure than DSCR

PPBI Culture and ESG

33© 2023 Pacific Premier Bancorp, Inc. | All rights reserved CULTURE AT PACIFIC PREMIER Our culture is defined by our Success Attributes and they are the foundation of our “one bank, one culture” approach Organizational Culture Integrity • Do the right thing, every time. • Conduct business with the highest ethical standards. • Take responsibility for your actions. Improve • Improvement is incremental. Small changes over time have a significant impact. • Mistakes happen. Learn from them and don’t repeat them • Be responsible for your personal and professional development Communicate • Over-communicate. • Provide timely and complete information to all stakeholders. • Collaborate to make better decisions. Achieve • Results matter • Be open to achieving results in new ways • A winning attitude is contagious Urgency • Operate with a sense of urgency. • Be thoughtful, making decisions in a timely manner. • Act today, not tomorrow.

COMMITMENT TO ESG

We are focused on transparency and continuous improvement in ESG

Environmental
ISS QualityScore: **3**

Current environmental initiatives aim to improve disclosures, evaluate climate risk, and reduce our environmental impact

- Disclosed Scope 1 and Scope 2 greenhouse gas emissions. Evaluated relevancy of Scope 3 factors.
- Established Climate-related Credit Risk Working Group to oversee the Bank's approach to managing climate related risks including physical climate risk considerations
- Launched "Premier Green Impact" program focused on engaging employees and promoting sustainability practices within the company

Alignment to the United Nations Sustainable Development Goals ("SDGs")

Our corporate responsibility efforts across community development and corporate giving align most closely with 8 SDGs



2 ZERO HUNGER
3 GOOD HEALTH AND WELL-BEING
4 QUALITY EDUCATION
8 DECENT WORK AND ECONOMIC GROWTH
10 REDUCED INEQUALITIES
11 SUSTAINABLE CITIES AND COMMUNITIES
13 CLIMATE ACTION
16 PEACE, JUSTICE AND STRONG INSTITUTIONS

Social
ISS QualityScore: **2**

Our commitment to our communities, customers and employees is at the core of our ESG strategy[(2)]

Social Justice Initiatives

80% of charitable giving benefited minority communities

$50M Commitment to Equitable Impact Initiative

Community Support

7,418 Volunteer Hours

480+ Community Partnerships

Employee Highlights

DIVERSITY METRICS (As of 12/31/2021)



59%
52%
53%
40%
Women in Entire Workforce
Women in Management Roles[1]
Minorities in Entire Workforce
Minorities in Management Roles[1]

Governance
ISS QualityScore: **1**

Our full Board is responsible for overseeing ESG and corporate social responsibility efforts throughout our organization

- The Board's Nominating and Governance Committee, responsible for overseeing ESG program
- 50% of Board committees chaired by women
- Rose McKinney-James was appointed to the Board March 28, 2022, bringing expertise in ESG, risk management, government and regulatory affairs
- Stephanie Hsieh was appointed to the Board July 29, 2022, bringing expertise in legal and enterprise risk management, product development, and corporate strategy.

Commitment to Continuous Improvement

- Published inaugural **Corporate Social Responsibility Report** including SASB and TCFD metrics
- Completed **Materiality Assessment** to identify most relevant ESG issues
- Awarded an **Outstanding** rating in our last two consecutive Community Reinvestment Act (CRA) exams
- Continued **Premier Inclusion** program and strategy to promote initiatives related to diversity, equity and inclusion
- Partnered with Gallup in Q1 2022 to facilitate **Premier Perspective**, an employment engagement survey

1. Management = any individual with direct reports 2. Community Partnerships and Support and Social Justice Initiatives data is for the 12-month period ended December 31, 2021

© 2023 Pacific Premier Bancorp, Inc. | All rights reserved
34

35© 2023 Pacific Premier Bancorp, Inc. | All rights reserved Six Independent Directors Independent Director Tenure Added Since 2019 As of 12/31/22 2022 Rose McKinney-James Managing Principal, Energy Works LLC and McKinney-James & Associates Stephanie Hsieh Executive Director, Biocom California and Director, Founder, and former CEO, Meditope Biosciences, Inc. 2021 George Pereira Prior COO and CFO, Charles Schwab Investment Management Inc. 2020 Richard Thomas Prior EVP / CFO, CVB Financial Corp. 2019 Barbara Polsky Senior Advisor, Jiko Group, Inc. and prior Partner Manatt, Phelps & Phillips, LLP 10+ Years 18% 0-4 Years 55% 5-9 Years 27% Commitment to regular refreshment to evolve our Board in line with our strategy Process Overview • Our Board is committed to annually reviewing the appropriate skills and characteristics required of directors • The Board believes in and practices diversity and inclusion - 45% of independent directors demonstrate gender or ethnic diversity at 12/31/2022 Key Selection Criteria  Integrity and independence  Composition of the board should reflect sensitivity to the need for diversity with respect to gender, ethnic background and experience  Substantial accomplishments, and prior or current association with institutions noted for their excellence  Demonstrated leadership ability, with broad experience, diverse perspectives and the ability to exercise sound business judgment  Banking/Financial Services Expertise  Public Company oversight experience  Significant experience in governance areas such as audit, corporate governance, enterprise risk, executive compensation practices and regulatory compliance  Special skills, expertise or background that add to and complement the range of skills including cybersecurity, data security, technology and ESG oversight  Career success that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make  Availability and energy necessary to perform his or her duties as a director Our Process in Action Average Tenure 5.5 Years BOARD REFRESHMENT & EVALUATION PROCESS 2019 Jaynie Studenmund Prior Head of Retail & Business Banking, First Interstate Bank, Great Western Bank, and Home Savings

36© 2023 Pacific Premier Bancorp, Inc. | All rights reserved PPBI INVESTMENT THESIS  Shareholder value is our key focus – building long-term value for our owners  Our culture differentiates us and drives fundamentals for all stakeholders  Diverse Board advising on strategy, overseeing risk and ESG, and supporting long-term value creation  Financial results remain solid – strong capital ratios and core earnings  Emphasis on risk management is a key strength of our organization  We have maintained a strong credit culture in both good times and bad  Highly experienced and respected bank acquirer – 11 successful acquisitions since 2011

Appendix: Information - Non-GAAP Reconciliation

38© 2023 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES Note: All dollars in thousands, except per share data Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per share are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing common stockholders’ equity by common shares outstanding. We believe that this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-U.S. GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-U.S. GAAP financial measures are supplemental and are not a substitute for an analysis based on U.S. GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-U.S. GAAP measure of tangible common equity ratio to the U.S. GAAP measure of common equity ratio and tangible book value per share to the U.S. GAAP measure of book value per share are set forth below. Dec. 31, March 31, June 30, Sept. 30, Dec. 31, 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2022 2022 2022 Total stockholders' equity 175,226$ 199,592$ 298,980$ 459,740$ 1,241,996$ 1,969,697$ 2,012,594$ 2,746,649$ 2,886,311$ 2,783,018$ 2,755,219$ 2,735,396$ 2,798,389$ Less: Intangible assets 24,056 28,564 58,002 111,941 536,343 909,282 891,634 984,076 970,883 967,290 963,812 960,340 956,900 Tangible common equity 151,170$ 171,028$ 240,978$ 347,799$ 705,653$ 1,060,415$ 1,120,960$ 1,762,573$ 1,915,428$ 1,815,728$ 1,791,407$ 1,775,056$ 1,841,489$ Total assets 1,714,187$ 2,037,731$ 2,789,599$ 4,036,311$ 8,024,501$ 11,487,387$ 11,776,012$ 19,736,544$ 21,094,429$ 21,622,296$ 21,993,919$ 21,619,201$ 21,688,017$ Less: Intangible assets 24,056 28,564 58,002 111,941 536,343 909,282 891,634 984,076 970,883 967,290 963,812 960,340 956,900 Tangible assets 1,690,131$ 2,009,167$ 2,731,597$ 3,924,370$ 7,488,158$ 10,578,105$ 10,884,378$ 18,752,468$ 20,123,546$ 20,655,006$ 21,030,107$ 20,658,861$ 20,731,117$ Tangible common equity ratio 8.94% 8.51% 8.82% 8.86% 9.42% 10.02% 10.30% 9.40% 9.52% 8.79% 8.52% 8.59% 8.88% Basic shares outstanding 16,656,279 16,903,884 21,570,746 27,798,283 46,245,050 62,480,755 59,506,057 94,483,136 94,389,543 94,945,849 94,976,605 95,016,767 95,021,760 Book value per share 10.52$ 11.81$ 13.86$ 16.54$ 26.86$ 31.52$ 33.82$ 29.07$ 30.58$ 29.31$ 29.01$ 28.79$ 29.45$ Less: Intangible book value per share 1.44 1.69 2.69 4.03 11.60 14.55 14.98 10.42 10.29 10.19 10.15 10.11 10.07 Tangible book value per share 9.08$ 10.12$ 11.17$ 12.51$ 15.26$ 16.97$ 18.84$ 18.65$ 20.29$ 19.12$ 18.86$ 18.68$ 19.38$ As of December 31, As of

NON-U.S. GAAP FINANCIAL MEASURES

Return on average tangible common equity is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. We calculate this figure by excluding CDI amortization expense and excluding the average CDI and average goodwill from the average stockholders' equity during the period. We believe that this non-U.S. GAAP financial measure provides information that is important to investors and that is useful in understanding our performance. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the U.S. GAAP measure of return on average equity to the non-U.S. GAAP measure of return on average tangible common equity is set forth below.

	Three Months Ended			Year Ended	
	12/31/2022	9/30/2022	12/31/2021	12/31/2022	12/31/2021
Net Income	$ 73,673	$ 73,363	$ 84,831	$ 283,743	$ 339,889
Plus: amortization of intangible assets expense	3,440	3,472	3,880	13,983	15,936
Less: amortization of intangible assets expense tax adjustment	978	991	1,107	3,987	4,556
Net income for average tangible common equity	**$ 76,135**	**$ 75,844**	**$ 87,604**	**$ 293,739**	**$ 351,269**
Plus: merger-related expense	-	-	-	-	5
Less: merger-related expense tax adjustment	-	-	-	-	1
Net income for average tangible common equity excluding merger-related expenses	**$ 76,135**	**$ 75,844**	**$ 87,604**	**$ 293,739**	**$ 351,273**
Average stockholders' equity	$ 2,751,161	$ 2,775,124	$ 2,851,000	$2,788,543	$2,798,593
Less: average intangible assets	57,624	61,101	71,897	62,833	77,817
Less: average goodwill	901,312	901,312	901,312	901,312	900,458
Average tangible common equity	**$ 1,792,225**	**$ 1,812,711**	**$ 1,877,791**	**$1,824,398**	**$1,820,318**
Return on average equity[(1)]	**10.71%**	**10.57%**	**11.90%**	**10.18%**	**12.14%**
Return on average tangible common equity[(1)]	**16.99%**	**16.74%**	**18.66%**	**16.10%**	**19.30%**
Return on average tangible common equity excluding merger-related expense[(1)]	**16.99%**	**16.74%**	**18.66%**	**16.10%**	**19.30%**

Note: All dollars in thousands
1. Annualized

© 2023 Pacific Premier Bancorp, Inc. | All rights reserved

39

NON-U.S. GAAP FINANCIAL MEASURES

For periods presented below, efficiency ratio is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. This figure represents the ratio of noninterest expense less other real estate owned operations, amortization of intangible assets expense, and merger-related expense to the sum of net interest income before provision for loan losses and total noninterest income, less gain/(loss) on sale of securities, other income – security recoveries, and gain/(loss) on sale of other real estate owned. Management believes that the exclusion of such items from this financial measures provides useful information to gain an understanding of the operating results of our core business. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of efficiency ratio is set forth below.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022
Total noninterest expense	$ 50,815	$ 54,938	$ 73,332	$ 98,063	$ 167,958	$ 249,905	$ 259,065	$ 381,119	$ 380,277	$ 396,670	$ 97,252	$ 97,648	$ 98,974	$ 100,866	$ 99,182
Less: amortization of intangible assets expense	764	1,014	1,350	2,039	6,144	13,594	17,245	17,072	15,936	13,983	3,880	3,592	3,479	3,472	3,440
Less: Merger-related expense	6,926	1,490	4,799	4,388	21,002	18,454	656	49,129	5	-	-	-	-	-	-
Less: Other real estate owned operations, net	618	75	121	385	72	4	160	1	-	-	-	-	-	-	-
Noninterest expense, adjusted	**$ 42,507**	**$ 52,359**	**$ 67,062**	**$ 91,251**	**$ 140,740**	**$ 217,853**	**$ 241,004**	**$ 314,917**	**$ 364,336**	**$ 382,687**	**$ 93,372**	**$ 94,056**	**$ 95,495**	**$ 97,394**	**$ 95,742**
Net interest income	$ 58,444	$ 73,635	$ 106,299	$ 153,075	$ 247,502	$ 392,711	$ 447,301	$ 574,211	$ 662,374	$ 697,112	$ 170,719	$ 161,839	$ 172,765	$ 181,112	$ 181,396
Plus: Total noninterest income	8,811	13,377	14,388	19,602	31,114	31,027	35,236	71,325	107,850	88,748	27,281	25,894	22,193	20,164	20,497
Less: Net gain (loss) from investment securities	1,544	1,547	290	1,797	2,737	1,399	8,571	13,882	16,906	1,710	3,585	2,134	(31)	(393)	-
Less: Other income - security recoveries[1]	(4)	(29)	-	(205)	1	4	2	2	10	-	1	-	-	-	-
Less: Net gain (loss) from other real estate owned	-	-	-	18	46	281	52	(112)	-	-	-	-	-	-	-
Less: Net gain (loss) from debt extinguishment	-	-	-	-	-	-	(612)	-	(180)	-	-	-	-	-	-
Revenue, adjusted	**$ 65,715**	**$ 85,494**	**$ 120,397**	**$ 171,067**	**$ 275,832**	**$ 422,054**	**$ 474,524**	**$ 631,764**	**$ 753,488**	**$ 784,150**	**$ 194,414**	**$ 185,599**	**$ 194,989**	**$ 201,669**	**$ 201,893**
Efficiency Ratio	**64.7%**	**61.3%**	**55.9%**	**53.6%**	**51.0%**	**51.6%**	**50.8%**	**49.8%**	**48.4%**	**48.8%**	**48.0%**	**50.7%**	**49.0%**	**48.3%**	**47.4%**

Note: All dollars in thousands

1. Losses from 2013-2016 related to Other Than Temporary Impairment

© 2023 Pacific Premier Bancorp, Inc. | All rights reserved

40

NON-U.S. GAAP FINANCIAL MEASURES

Pre-provision net revenue is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. We calculate pre-provision net revenue by excluding income tax, provision for credit losses, and merger-related expenses from net income. Management believes that the exclusion of such items from this financial measures provides useful information to gain an understanding of the operating results of our core business. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of pre-provision net revenue is set forth below.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022
Interest income	$ 63,800	$ 81,339	$ 118,356	$ 166,605	$ 270,005	$ 448,423	$ 526,107	$ 630,726	$ 696,739	$ 768,578	$ 177,006	$ 168,546	$ 183,226	$ 199,025	$ 217,781
Interest expense	5,356	7,704	12,057	13,530	22,503	55,712	78,806	56,515	34,365	71,466	6,287	6,707	10,461	17,913	36,385
Net interest income	58,444	73,635	106,299	153,075	247,502	392,711	447,301	574,211	662,374	697,112	170,719	161,839	172,765	181,112	181,396
Noninterest income	8,811	13,377	14,388	19,602	31,114	31,027	35,236	71,325	107,850	88,748	27,281	25,894	22,193	20,164	20,497
Revenue	67,255	87,012	120,687	172,677	278,616	423,738	482,537	645,536	770,224	785,860	198,000	187,733	194,958	201,276	201,893
Noninterest expense	50,815	54,938	73,332	98,063	167,958	249,905	259,065	381,119	380,277	396,670	97,252	97,648	98,974	100,866	99,182
Add: Merger-related expense	6,926	1,490	4,799	4,388	21,002	18,454	656	49,129	5	-	-	-	-	-	-
Pre-provision net revenue	**$ 23,366**	**$ 33,564**	**$ 52,154**	**$ 79,002**	**$ 131,660**	**$ 192,287**	**$ 224,128**	**$ 313,546**	**$ 389,952**	**$ 389,190**	**$ 100,748**	**$ 90,085**	**$ 95,984**	**$ 100,410**	**$ 102,711**
Pre-provision net revenue(1)	**$ 23,366**	**$ 33,564**	**$ 52,154**	**$ 79,002**	**$ 131,660**	**$ 192,287**	**$ 224,128**	**$ 313,546**	**$ 389,952**	**$ 389,190**	**$ 402,992**	**$ 360,340**	**$ 383,936**	**$ 401,640**	**$ 410,844**
Average Assets	**$ 1,441,555**	**$ 1,827,935**	**$ 2,621,545**	**$ 3,601,411**	**$ 6,094,883**	**$ 9,794,917**	**$11,546,912**	**$16,817,242**	**$20,492,402**	**$21,513,428**	**$20,867,005**	**$20,956,791**	**$21,670,153**	**$21,687,436**	**$21,728,933**
PPNR / Average Assets	**1.62%**	**1.84%**	**1.99%**	**2.19%**	**2.16%**	**1.96%**	**1.94%**	**1.86%**	**1.90%**	**1.81%**	**0.48%**	**0.43%**	**0.44%**	**0.46%**	**0.47%**
PPNR / Average Assets(1)	**1.62%**	**1.84%**	**1.99%**	**2.19%**	**2.16%**	**1.96%**	**1.94%**	**1.86%**	**1.90%**	**1.81%**	**1.93%**	**1.72%**	**1.77%**	**1.85%**	**1.89%**

Note: All dollars in thousands
1. Annualized

© 2023 Pacific Premier Bancorp, Inc. | All rights reserved

41

NON-U.S. GAAP FINANCIAL MEASURES

Core net interest income and core net interest margin are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate core net interest income by excluding scheduled accretion income, accelerated accretion income, premium amortization on CD, nonrecurring nonaccrual interest paid, and gain (loss) on interest rate contract in fair value hedging relationships from net interest income. The core net interest margin is calculated as the ratio of core net interest income to average interest-earning assets. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

Core loan interest income and core loan yields are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate core loan interest income by excluding scheduled accretion income, accelerated accretion income, nonrecurring nonaccrual interest paid, and gain (loss) on interest rate contract in fair value hedging relationships from net interest income. The core loan yield is calculated as the ratio of core loan interest income to average loans. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022
Net interest income	$ 58,444	$ 73,635	$ 106,299	$ 153,075	$ 247,502	$ 392,711	$ 447,301	$ 574,211	$ 662,374	$ 697,112	$ 170,719	$ 161,839	$ 172,765	$ 181,112	$ 181,396
Less: Accretion income	3,241	1,927	4,387	9,178	12,901	16,082	20,609	33,180	36,666	21,667	7,867	5,940	7,544	4,646	3,537
Less: Premium amortization on CD	139	143	200	411	969	1,551	521	6,443	3,266	225	183	96	60	39	30
Less: Nonrecurring nonaccrual interest paid	-	-	-	-	-	380	470	(95)	(544)	(1,267)	349	(356)	48	(848)	(111)
Less: gain (loss) on fair value hedging relationships	-	-	-	-	-	-	-	-	914	10,705	(819)	(1,667)	128	4,240	8,004
Core net interest income	**$ 55,064**	**$ 71,565**	**$ 101,712**	**$ 143,486**	**$ 233,632**	**$ 374,698**	**$ 425,701**	**$ 534,683**	**$ 622,072**	**$ 665,782**	**$ 163,139**	**$ 157,826**	**$ 164,985**	**$ 173,035**	**$ 169,936**
Average interest-earning assets	**$ 1,399,806**	**$ 1,750,871**	**$ 2,503,009**	**$ 3,414,847**	**$ 5,583,774**	**$ 8,836,075**	**$ 10,319,552**	**$ 15,373,474**	**$ 18,897,234**	**$ 19,746,829**	**$ 19,173,458**	**$ 19,240,232**	**$ 19,876,806**	**$ 19,929,636**	**$ 19,944,656**
Net interest margin	**4.18%**	**4.21%**	**4.25%**	**4.48%**	**4.43%**	**4.44%**	**4.33%**	**3.74%**	**3.51%**	**3.53%**	**3.53%**	**3.41%**	**3.49%**	**3.61%**	**3.61%**
Core net interest margin	**3.93%**	**4.09%**	**4.06%**	**4.20%**	**4.18%**	**4.24%**	**4.13%**	**3.48%**	**3.29%**	**3.37%**	**3.38%**	**3.33%**	**3.33%**	**3.44%**	**3.38%**

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022
Loan interest income	$ 58,089	$ 75,751	$ 111,097	$ 157,935	$ 251,027	$ 415,410	$ 485,663	$ 577,558	$ 622,033	$ 673,720	$ 157,418	$ 150,604	$ 164,455	$ 174,204	$ 184,457
Less: Loan accretion	3,241	1,927	4,387	9,178	12,901	16,082	20,609	33,180	36,666	21,667	7,867	5,940	7,544	4,646	3,537
Less: Nonrecurring nonaccrual interest paid	-	-	-	-	-	380	470	(95)	(544)	(1,267)	349	(356)	48	(848)	(111)
Less: gain (loss) on fair value hedging relationships	-	-	-	-	-	-	-	-	914	10,705	(819)	(1,667)	128	4,240	8,004
Core loan interest income	**$ 54,848**	**$ 73,824**	**$ 106,710**	**$ 148,757**	**$ 238,126**	**$ 398,948**	**$ 464,584**	**$ 544,473**	**$ 584,997**	**$ 642,615**	**$ 150,021**	**$ 146,687**	**$ 156,735**	**$ 166,166**	**$ 173,027**
Average loans	**$ 1,039,654**	**$ 1,424,727**	**$ 2,061,788**	**$ 2,900,379**	**$ 4,724,808**	**$ 7,527,004**	**$ 8,768,389**	**$ 11,819,898**	**$ 13,497,119**	**$ 14,767,554**	**$ 14,005,836**	**$ 14,371,588**	**$ 14,919,182**	**$ 14,986,682**	**$ 14,799,417**
Loan yield	**5.59%**	**5.32%**	**5.39%**	**5.45%**	**5.31%**	**5.52%**	**5.54%**	**4.89%**	**4.61%**	**4.56%**	**4.46%**	**4.25%**	**4.42%**	**4.61%**	**4.94%**
Core loan yield	**5.28%**	**5.18%**	**5.18%**	**5.13%**	**5.04%**	**5.30%**	**5.30%**	**4.61%**	**4.33%**	**4.35%**	**4.25%**	**4.14%**	**4.21%**	**4.40%**	**4.64%**

Note: All dollars in thousands

© 2023 Pacific Premier Bancorp, Inc. | All rights reserved

42

NON-U.S. GAAP FINANCIAL MEASURES

Cost of core deposits is a non-GAAP financial measure derived from GAAP based amounts. Cost of core deposits is calculated as the ratio of core deposit interest expense to average core deposits. We calculate core deposit interest expense by excluding interest expense for certificates of deposit and brokered deposits from total deposit expense, and we calculate average core deposits by excluding certificates of deposit and brokered deposits from total deposits. Management believes cost of core deposits is a useful measure to assess the Company's deposit base, including its potential volatility.

	Q4 2022	Q3 2022	Q4 2021
Total deposits interest expense	$ 25,865	$ 9,873	$ 1,694
Less: certificates of deposit interest expense	3,941	1,420	517
Less: brokered deposit interest expense	9,965	3,827	1
Core deposits expense	**$ 11,959**	**$ 4,626**	**$ 1,176**
Total average deposits	$ 17,608,783	$ 17,732,822	$ 17,383,128
Less: average certificates of deposit	975,958	835,645	1,084,326
Less: average brokered deposits	1,283,567	703,848	5,552
Average core deposits	**$ 15,349,258**	**$ 16,193,329**	**$ 16,293,250**
Cost of core deposits	**0.31%**	**0.11%**	**0.03%**

FY 2022	FY 2021
$ 40,093	$ 11,817
6,498	3,332
14,120	149
$ 19,475	**$ 8,336**
$ 17,594,941	$ 16,983,299
944,963	1,248,956
523,530	35,194
$ 16,126,448	**$ 15,699,149**
0.12%	**0.05%**

Note: All dollars in thousands

© 2023 Pacific Premier Bancorp, Inc. | All rights reserved

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